UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

OCTOBER 11, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01.	Other Events.

On October 8, 2012, Fibrocell Science, Inc. (the “Company”) announced that, on October 5, 2012, it had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers an aggregate of 450,000,000 shares of Company common stock (“Common Stock”) at a purchase price of $0.10 per share for a total offering amount of $45.0 million (the “Offering”). The Company closed the Offering on October 9, 2012, and on such date issued 450,000,000 shares of Common Stock. As of October 10, 2012, the Company had received $43.0 million in gross proceeds from the Offering with the remaining $2.0 million in subscribed proceeds expected to be received by mid-November from a single foreign investor.

As of October 10, 2012 and pro forma for the issuance of the Common Stock in conjunction with the Offering, the Company had 658,610,200 shares of Common Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: October 11, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Financial Officer

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